Exhibit 4.2

NUMBER	SHARES

FXCO

FINANCIAL STRATEGIES ACQUISITION CORP. INCORPORATED UNDER

THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that	CUSIP 31772T 107
is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH

OF THE CLASS A COMMON STOCK OF

FINANCIAL STRATEGIES ACQUISITION CORP.

transferable on the books of Financial Strategies Acquisition Corp., a Delaware corporation (the “Corporation”), in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The Corporation will be forced to liquidate if it is unable to complete an initial business combination within the period of time as set forth in the Corporation’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time, all as more fully described in the Corporation’s final prospectus dated _______, 2021

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CHAIRMAN	CHIEF EXECUTIVE OFFICER

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT	—	Custodian
MIN ACT
			(Cust)	(Minor)

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

Financial Strategies Acquisition Corp.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Corporation’s Amended and Restated Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Common Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ______________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________________________________________ Attorney to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.

Dated ________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account only in the event that (i) the Corporation is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Corporation’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”) or (ii) if the holder seeks to convert his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.